Exhibit 99.1

For Immediate Release

Encore Capital Reports Third Quarter 2006 Financial Results

SAN DIEGO, November 2, 2006 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the third quarter ended September 30, 2006.

For the third quarter of 2006:

•	Gross collections were $75.8 million, a decline of 10% from the $83.9 million in the same period of the prior year

•	Revenues from the debt purchasing business were $57.2 million, a decline of 2% from the $58.2 million in the same period of the prior year. Revenues from the bankruptcy servicing business were $3.4 million compared to $1.0 million in the same period of the prior year

•	Net income was $5.2 million, a decline of 33% from the $7.8 million in the same period of the prior year

•	Earnings per fully diluted share were $0.22, a decline of 33% from the $0.33 in the same period of the prior year

•	Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense related to stock options, and portfolio amortization, was $35.6 million, a decline of 24% from the $46.8 million in the same period of the prior year

Encore Capital’s prior year comparisons reflect the significant increase in collections and Adjusted EBITDA the Company experienced in the third quarter of 2005, following the purchase of a portfolio of charged-off debt with a face value of approximately $2.8 billion from Jefferson Capital in June 2005.

Commenting on the third quarter results, J. Brandon Black, President and CEO of Encore Capital Group, Inc., said, “We continued to make excellent progress with our new portfolio liquidation strategies. For the first time in our history, the legal channel represented our largest collection channel during the quarter, which reflects the increased productivity generated by our new liquidation initiative. We continue to build on our new initiatives, which have a negative near-term impact on our expense levels. However, we are seeing the incremental portfolio liquidation that we envisioned from these strategies, and we expect to see a more positive bottom line impact as we scale these operations.

“During the third quarter, we invested $32 million to purchase $1.1 billion in face value of debt. While pricing for new portfolios remains elevated, the new liquidation strategies we are employing have opened up new purchasing opportunities for us on portfolios that would not have previously met our internal hurdle rates. We believe the strategies we are executing on will have

Encore Capital Group, Inc.

positive long-term implications for both collections and purchasing, which should build on our strong foundation for future growth,” said Mr. Black.

Financial Highlights

Revenue recognized on receivable portfolios, as a percentage of portfolio collections, was 76% in the third quarter of 2006, compared with 69% in the third quarter of 2005. The increase in revenue recognition rate was primarily attributable to the strong collections experienced in the third quarter of 2005 following the large portfolio purchase from Jefferson Capital, which had the effect of lowering the revenue recognition rate in that quarter.

The Company generated $3.4 million in fee-based revenue during the third quarter of 2006, primarily through the Ascension Capital bankruptcy services business acquired in August 2005. The decline in Ascension Capital’s revenue from the prior quarter’s $6.2 million is attributable to the timing of revenue recognition on the large number of accounts that were placed with Ascension in the weeks leading up to bankruptcy reform in 2005.

Total operating expenses for the third quarter of 2006 were $45.0 million, compared with $37.6 million in the third quarter of 2005. Excluding stock option expense of $1.5 million, Ascension Capital operating expenses of $4.5 million, which is a fee-based business, and costs related to the consideration of strategic alternatives of $0.7 million, operating expenses were $38.3 million in the third quarter of 2006, compared with $36.3 million in the third quarter of 2005, while operating expense per dollar collected increased to 50% from 43%. This increase was primarily attributable to the lower level of sales in the quarter, which generally have a lower cost structure than other channels, and the ramp-up of certain operating initiatives where collections lag expenses.

Total interest expense was $6.7 million in the third quarter of 2006, compared to $8.5 million in the third quarter of 2005. The contingent interest component of interest expense was $3.8 million in the third quarter of 2006, compared with $5.0 million in the same period of the prior year. The Company continues to see a reduction in contingent interest expense as collections decline from older portfolios purchased under its previous credit facility.

The Company’s cash and cash equivalents balance and total debt both increased as of September 30, 2006 compared to June 30, 2006 as the Company built up its cash position and increased borrowings on its credit facility in anticipation of portfolio purchases that were completed in early October 2006, rather than in September 2006, as originally planned.

Outlook

Commenting on the outlook for Encore Capital Group, Mr. Black said, “In the fourth quarter, we expect similar trends as we experienced in the third quarter, including the seasonal slowdown in collections that typically occurs at the end of the year. We also expect to see continuing increases in bankruptcy placements at Ascension, as industry trends return to normal following bankruptcy reform last year.”

Encore Capital Group, Inc.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 PM Pacific time / 5:00 P.M. Eastern time to discuss third quarter results. Members of the public are invited to listen to the live conference call via the Internet.

To hear the presentation and to access a slide presentation containing financial information that will be discussed in the conference call, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock option expense, Ascension Capital operating expenses and costs related to the consideration of strategic alternatives because the elimination of these expense items included in the GAAP financial measure results in enhanced comparability of certain key financial results between the periods presented. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance. Neither Adjusted EBITDA nor operating expenses excluding stock option expense, Ascension Capital operating expenses and costs related to the consideration of strategic alternatives has been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, and a reconciliation of operating expenses excluding stock option expense, Ascension Capital operating expenses and costs related to the consideration of strategic alternatives to the GAAP measure total operating expenses in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of future collections, revenues, bankruptcy placements, profitability, cash flow, any non-GAAP financial measures referenced herein, income or loss (including our expectations regarding measures designed to increase portfolio liquidation and the resulting effect on revenue and profitability); and plans for future acquisitions, operations,

Encore Capital Group, Inc.

products or services, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the Company’s ability to acquire and collect on portfolios consisting of new types of receivables; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations (including anticipated changes in the relative volume of collections generated from different collection channels, which have varying ratios of operating expenses to collections); the Company’s ability to successfully execute acquisitions; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006. Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot control, predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation, nor does the Company intend, to update or revise any forward-looking statements to reflect new information or future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

	September 30, 2006 (Unaudited)	December 31, 2005 (A)
Assets
Cash and cash equivalents	$16,303	$7,026
Restricted cash	3,364	4,212
Accounts receivable, net	4,520	5,515
Investment in receivable portfolios, net	266,724	256,333
Property and equipment, net	4,868	5,113
Prepaid income tax	8,655	13,570
Purchased servicing asset	1,495	3,035
Forward flow asset	30,751	38,201
Other assets	19,111	16,065
Goodwill	13,735	14,148
Identifiable intangible assets, net	4,027	5,227

Total assets	$373,553	$368,445

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$19,609	$23,101
Accrued profit sharing arrangement	11,298	16,528
Deferred tax liabilities, net	11,507	7,241
Deferred revenue	1,930	3,326
Purchased servicing obligation	847	1,776
Debt	185,801	198,121

Total liabilities	230,992	250,093

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 22,778 shares and 22,651 shares issued and outstanding as of September 30, 2006 and December 31, 2005, respectively	228	227
Additional paid-in capital	64,683	57,989
Accumulated earnings	77,306	59,925
Accumulated other comprehensive income	344	211

Total stockholders’ equity	142,561	118,352

Total liabilities and stockholders’ equity	$373,553	$368,445

(A)	Derived from the audited consolidated financial statements as of December 31, 2005.

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues
Revenue from receivable portfolios, net	$57,247	$58,086	$174,425	$162,025
Servicing fees and other related revenue	3,350	1,139	12,585	1,434

Total revenues	60,597	59,225	187,010	163,459

Operating expenses
Salaries and employee benefits	15,773	12,935	48,358	37,910
Stock-based compensation expense	1,490	—	4,335	—
Cost of legal collections	12,545	8,975	36,767	25,962
Other operating expenses	5,308	3,736	17,409	12,528
Collection agency commissions	4,533	7,242	14,178	12,728
General and administrative expenses	4,388	4,186	11,421	9,213
Depreciation and amortization	964	558	2,892	1,486

Total operating expenses	45,001	37,632	135,360	99,827

Income before other income (expense) and income taxes	15,596	21,593	51,650	63,632

Other income (expense)
Interest expense	(6,744)	(8,468)	(22,032)	(24,939)
Other income	45	2	379	610

Total other expense	(6,699)	(8,466)	(21,653)	(24,329)

Income before income taxes	8,897	13,127	29,997	39,303
Provision for income taxes	(3,689)	(5,348)	(12,616)	(15,975)

Net income	$5,208	$7,779	$17,381	$23,328

Basic - earnings per share computation:
Net income available to common stockholders	$5,208	$7,779	$17,381	$23,328

Weighted average shares outstanding	22,778	22,331	22,745	22,282

Earnings per share – Basic	$0.23	$0.35	$0.76	$1.05

Diluted - earnings per share computation:
Net income available to common stockholders	$5,208	$7,779	$17,381	$23,328
Interest expense on convertible notes, net of tax	—	60	—	60

Income available to common stockholders	$5,208	$7,839	$17,381	$23,388

Weighted average shares outstanding	22,778	22,331	22,745	22,282
Incremental shares from assumed conversion of stock options	605	1,272	644	1,266
Incremental shares from assumed conversion of convertible notes	—	482	—	162

Diluted weighted average shares outstanding	23,383	24,085	23,389	23,710

Earnings per share – Diluted	$0.22	$0.33	$0.74	$0.99

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2006	2005
Operating activities
Gross collections	$242,583	$220,159

Less:
Amounts collected on behalf of third parties	(546)	(882)
Amounts applied to principal on receivable portfolios	(66,937)	(56,395)
Servicing fees	51	69
Operating expenses	(121,420)	(94,168)
Interest payments	(9,634)	(5,146)
Contingent interest payments	(17,975)	(21,927)
Other income	379	610
Decrease in restricted cash	848	947
Income taxes	(842)	(19,085)
Excess tax benefits from stock-based payment arrangements	(754)	—

Net cash provided by operating activities	25,753	24,182

Investing activities
Cash paid for Jefferson Capital acquisition	—	(142,862)
Cash paid for Ascension Capital acquisition	—	(15,970)
Escrow deposit on employee retention contract	—	(2,000)
Purchases of receivable portfolios	(73,237)	(56,683)
Collections applied to principal of receivable portfolios	66,937	56,395
Proceeds from the sale of marketable securities	—	40,000
Proceeds from put-backs of receivable portfolios	2,691	1,094
Purchases of property and equipment	(1,447)	(1,883)

Net cash used in investing activities	(5,056)	(121,909)

Financing activities
Proceeds from notes payable and other borrowings	23,500	167,366
Proceeds from convertible note borrowings	—	90,000
Proceeds from sale of warrants associated with convertible notes	—	10,532
Purchase of call options associated with convertible notes	—	(24,642)
Repayment of notes payable and other borrowings	(35,641)	(139,816)
Capitalized loan costs	—	(5,564)
Proceeds from exercise of common stock options and warrants	146	705
Excess tax benefits from stock-based payment arrangements	754	—
Repayment of capital lease obligations	(179)	(126)

Net cash (used in) provided by financing activities	(11,420)	98,455

Net increase in cash	9,277	728
Cash and cash equivalents, beginning of period	7,026	9,731

Cash and cash equivalents, end of period	$16,303	$10,459

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income and Operating Expenses, Excluding Stock Option

Expense, Ascension Capital Operating Expenses and Costs Related to the Consideration of Strategic Alternatives to

GAAP Total Operating Expenses

(Unaudited, In Thousands)

	Three Months Ended September 30,
	2006	2005
GAAP net income, as reported	$5,208	$7,779
Interest expense	6,744	8,468
Provision for income taxes	3,689	5,348
Depreciation and amortization	964	558
Amount applied to principal on receivable portfolios	17,526	24,671
Stock-based compensation expense	1,490	—

Adjusted EBITDA	$35,621	$46,824

GAAP total operating expenses, as reported	$45,001	$37,632
Stock-based compensation expense	(1,490)	—
Ascension Capital operating expenses	(4,499)	(1,287)
Costs related to the consideration of strategic alternatives	(749)	—

Operating expenses, excluding stock option expense, Ascension Capital operating expenses and costs related to the consideration of strategic alternatives	$38,263	$36,345

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